Exhibit 99.1

NEWS
For release Wednesday, February 18, 2004

                                 Contact:          Christine Messina-Boyer
                                 Office:           732-544-5712
                                 Cell:             703-217-2707

                      MILLENNIUM CELL COMPLETES $6 MILLION
                           PRIVATE PLACEMENT FINANCING

           Eatontown, NJ--February 18, 2004-- Millennium Cell Inc. (NASDAQ:
MCEL), a leading technology development company that has created a proprietary process to safely store, generate and deliver pure hydrogen, announced today that it has completed a $6 million private placement financing, part of a $10 million financing announced by the company on January 20, 2004. The company issued a $6 million convertible debenture to an accredited investor on February 17, 2004. The initial conversion price of the $6 million debenture is $3.30 per share, which equals 120 percent of the average of the closing prices for the five trading days immediately preceding the issuance of the $6 million debenture.

           Up to an additional $4 million is available to the company at its option in the form of another convertible debenture, provided that at least $4 million of the $6 million debenture has been converted into common stock in accordance with the terms of such debenture, and the company is in compliance in all material respects with the private placement transaction documents.

           "These proceeds add unrestricted cash to our balance sheet, which provides Millennium Cell flexibility in delivering our business plan," said Dr. Stephen S. Tang, Millennium Cell President, CEO and acting CFO. "We remain focused on the near term markets in consumer electronics, standby power and military portable power and we will continue our pursuit of new funding prospects from public sector funding and international partnerships."

           Founded in 1998, Millennium Cell is based in Eatontown, N.J. and has developed a multi-faceted patent portfolio, which the company is pursuing in the United States and internationally surrounding a proprietary process called Hydrogen on Demand(TM). Hydrogen on Demand(TM) safely generates pure hydrogen from environmentally friendly raw materials. In the process, the energy potential of hydrogen is carried in the chemical bonds of sodium borohydride, which in the presence of a catalyst releases hydrogen. The primary input components of the reaction are water and sodium borohydride, a derivative of borax. Borax is found in substantial natural reserves globally. Hydrogen from this system can be used to power fuel cells or fed directly to internal combustion engines. Millennium Cell also has a patented design for boron-based longer-life batteries. The company is traded on NASDAQ under the symbol MCEL. For more information on Millennium Cell, visit www.millenniumcell.com or call 866-532-2783. more...
         This news release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities mentioned here. The shares of common stock issuable pursuant to and underlying the $6 million debenture have been registered under the Securities Act of 1933, as amended, pursuant to Registration Statement No. 333-112519, which was declared effective by the Securities and Exchange Commission on February 12, 2004. The shares of common stock issuable pursuant to and underlying the additional $4 million convertible debenture at the company's option, have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent an effective registration statement covering such securities or an applicable exemption from such registration requirements.



Cautionary Note Regarding Forward-looking Statements:

This press release may include statements that are not historical facts and are considered "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Millennium Cell's current views about future events and financial performance. These forward-looking statements are identified by their use of terms and phrases such as "believe," "expect," "plan," "anticipate", "on target" and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from Millennium Cell's expectations, and Millennium Cell expressly does not undertake any duty to update forward-looking statements. These factors include, but are not limited to, the following: (i) the cost and timing of development and market acceptance of Millennium Cell's hydrogen fuel storage and delivery system, (ii) the cost and commercial availability of the quantities of raw materials required by the hydrogen fuel storage and delivery systems, (iii) competition from current, improving and alternative power technologies, (iv) our ability to raise capital at the times, in the amounts and at the costs and terms that are acceptable to fund the development and commercialization of our hydrogen fuel storage and delivery system, (v) our ability to protect our intellectual property, (vi) our ability to achieve budgeted revenue and expense amounts and (vii) other factors detailed from time to time in Millennium Cell's filings with the Securities and Exchange Commission.


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